UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 9, 2012

SUNPEAKS VENTURES, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-54523 (Commission File Number)	27-0777112 (I.R.S. Employer Identification No.)

9337 Fraser Avenue Silver Spring, MD 20910 (Address of principal executive offices) (zip code)

(204) 898-8160 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01

Entry into a Material Definitive Agreement.

On October 9, 2012, we entered into an employment agreement with our Chief Executive Officer and Chairman of the Board, Mackie Barch (“Barch”).  Pursuant to the agreement with Barch (the “Agreement”), Barch will continue to serve as our Chief Executive Officer and Chairman of the Board.  The Agreement has a three (3) year term and will automatically renew for one (1) year periods unless we or Barch provide notice to the other at least ninety (90) days prior to the expiration of any term of the intention not to renew.  Barch will be compensated in the amount of $170,000 per year for the duration of the Agreement.  In the event Barch is terminated without cause or resigns for good reason, Barch shall be entitled to receive payment of one (1) year of his salary to be made in accordance with our normal payroll cycle.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

On October 9, 2012, we entered into the Agreement as described above in Item 1.01.

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Employment Agreement with Mackie Barch dated October 9, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunpeaks Ventures, Inc.

Dated: October 10, 2012	/s/ Mackie Barch
By:	Mackie Barch
Its:	President and Chief Executive Officer

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